EXHIBIT 99.1

For Immediate Release

Investor Contact: Dave Staples Executive Vice President & CFO (616) 878-8793	Media Contact: Jeanne Norcross Vice President Corporate Affairs (616) 878-2830

Spartan Stores to Consolidate All Supply Chain Operations
into Grand Rapids Distribution Center

Reaches Agreement with Teamsters Local 337

GRAND RAPIDS, MICHIGAN-January 25, 2010- Spartan Stores, Inc., (Nasdaq:SPTN) today, announced that it has reached an agreement with the Teamsters Local 337 representing bargaining unit employees regarding the transition of the Company's Plymouth, Michigan dry grocery operations to its Grand Rapids, Michigan facility.

As previously announced, operations at the 415,000 sq. ft. facility are expected to transition to Grand Rapids, Michigan by the end of the Company's fiscal 2010 fourth quarter. The Company expects to offer employment opportunities for Plymouth Teamsters employees at its Grand Rapids distribution center.

The Plymouth transition furthers the Company's supply chain optimization initiative, which is expected to improve operational efficiency by increasing inventory turns, warehouse thru-put, and capacity utilization while reducing inventory investment requirements.

"We are pleased to have reached this agreement with our Plymouth facility bargaining unit employees and to offer job opportunities at our Grand Rapids distribution center," stated Dennis Eidson, Spartan's President and Chief Executive Officer. "This agreement continues our longstanding and cooperative relationship with our collective bargaining unit employees. We are anticipating a seamless transition of operations to our Grand Rapids facility and, in addition to the operational efficiency gains, believe that our distribution customers will benefit from the consolidation initiative. We are constantly striving to bolster our leading position as a low cost, highly efficient and effective grocery distributor. When complete, this network optimization plan will further strengthen our position as the leading grocery distributor in Michigan."

About Spartan Stores

Grand Rapids, Michigan-based Spartan Stores, Inc., (Nasdaq:SPTN) is the nation's eleventh largest grocery distributor with warehouse facilities in Grand Rapids and Plymouth, Michigan. The Company distributes more than 40,000 private-label and national brand products to approximately 350 independent grocery stores in Michigan, Indiana and Ohio. Spartan Stores also owns and operates 96 retail supermarkets in Michigan, including Family Fare Supermarkets, Glen's Markets, D&W Fresh Markets, Felpausch Food Centers and VG's Food and Pharmacy.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are identifiable by words or phrases such as "forecast", "initiative", "opportunity", "potential", or "strategy"; that an event or trend "could", or "will" occur or "continue" or is "likely" or "ongoing" or that Spartan Stores or its management "expects", "intends" or "plans" a particular result. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially. Our ability to successfully implement plans, programs, initiatives and strategies, realize expected benefits of efficiency improvements, negotiate with acceptable results, anticipate and successfully respond to openings of competitors' stores and achieve expected sales and earnings, is not certain and depends on many factors, not all of which are in our control. Market and economic trends, unemployment rates and commodity prices, which are not within our control, have a significant effect on our business and financial results. Additional information about the factors that may adversely affect these forward-looking statements is contained in Spartan Stores' reports and filings with the Securities and Exchange Commission. Other risk factors exist and new risk factors may emerge at any time. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictions of future results. Spartan Stores undertakes no obligation to update or revise any forward-looking statements to reflect developments or information obtained after the date of this press release.